PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 3, 2003)          REGISTRATION NO. 333-96061




                    [INTERNET ARCHITECTURE HOLDRS (SM) LOGO]




                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

     The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:



                                                                            Share        Primary
             Name of Company                                 Ticker        Amounts    Trading Market
---------------------------------------------------         --------     ----------  ----------------

   3Com Corporation                                            COMS            3       Nasdaq NMS
   Adaptec, Inc.                                               ADPT            1       Nasdaq NMS
   Apple Computer, Inc.                                        AAPL            2       Nasdaq NMS
   Ciena Corporation                                           CIEN            2       Nasdaq NMS
   Cisco Systems, Inc.                                         CSCO           26       Nasdaq NMS
   Dell Inc.                                                   DELL           19       Nasdaq NMS
   EMC Corporation                                             EMC            16            NYSE
   Extreme Networks, Inc.                                      EXTR            2       Nasdaq NMS
   Foundry Networks, Inc.                                      FDRY            1       Nasdaq NMS
   Gateway, Inc.                                               GTW             2            NYSE
   Hewlett-Packard Company                                     HPQ          22.2225         NYSE
   International Business Machines Corporation                 IBM            13            NYSE
   Juniper Networks, Inc.                                      JNPR            2       Nasdaq NMS
   McDATA Corporation                                         MCDTA         0.58891    Nasdaq NMS
   Network Appliance, Inc.                                     NTAP            2       Nasdaq NMS
   Roxio Inc.                                                  ROXI         0.1646     Nasdaq NMS
   Sun Microsystems, Inc.                                      SUNW           25       Nasdaq NMS
   Sycamore Networks, Inc.                                     SCMR            2       Nasdaq NMS
   Unisys Corporation                                          UIS             2            NYSE
   Veritas Software Corporation                               VRTSE          0.893     Nasdaq NMS



     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.